For Immediate Release

July 28, 2011

First Century Bankshares, Inc.

Reports 2011 Second Quarter Earnings and

Announces Second Quarter Dividend

Bluefield, WV - First Century Bankshares, Inc., Bluefield, West Virginia, (OTCBB - FCBS), announced earnings of $115,000 for the three-month period ending June 30, 2011. This represents a decrease of approximately 83.9% from the $716,000 earned during the same period in 2010. This decrease was primarily the result of additional provisions for loan losses due to an impairment write-down of approximately $1,100,000 for one large commercial loan customer. On a per share basis, net income decreased to $0.06 per diluted share for the three-month period ended June 30, 2011, compared to $0.38 per diluted share for the same period in 2010.

On July 26, 2011, the Board of Directors declared its second quarter dividend to shareholders. This is the first dividend declared after the change in the dividend policy which was announced in May of this year. The Board declared a dividend, in the amount of $0.15 per common share. The dividend is payable to shareholders of record August 9, 2011, and is expected to be paid on or about August 19, 2011.

Net interest income, for the three-month period ended June 30, 2011 was $3,412,000, a decrease of $133,000, or 3.8%, as compared to $3,545,000 for the second quarter of 2010. This decrease was primarily the result of a greater reduction in interest income relative to the reduction in interest expense due to lower loan demand, higher levels of nonperforming assets and the impact of an extended lower interest rate environment on the short term nature of the Company's balance sheet. Net interest margins for the three months ended June 30, 2011 and 2010 were 3.21% and 3.34%, respectively.

Noninterest income, exclusive of securities gains and losses, was $1,382,000 for the three-month period ended June 30, 2011 and represented an increase of $130,000, or 10.4%, compared to $1,252,000 for the same period in 2010. An increase in fiduciary fees of $112,000, or 32.7%, was the primary contributor to higher noninterest income for the quarter.

Noninterest expense of $3,509,000 for the quarter ended June 30, 2011 was essentially unchanged from $3,505,000 for the same period in 2010. Personnel expense decreased $75,000, or 4.6%, due to ongoing efforts to reduce staffing levels through this economic downturn. This reduction was offset by higher costs associated with collection expenses related to nonperforming assets.

The provision for loan losses was $1,255,000 for the three months ended June 30, 2011. This was a significant increase when compared to the provision of $245,000 for the same period in 2010. Net charge-offs were $255,000 for the quarter ended June 30, 2011, compared to $120,000 for the quarter ended June 30, 2010. The primary increase in the provision was the result of an impairment write-down of approximately $1,100,000 associated with one commercial loan relationship. Previously, this impaired credit had been evaluated based on net present value of future cash flows. The credit became collateral dependent during the quarter when the borrower was unable to keep payments current.

Earnings for the three-month periods ended June 30, 2011 and June 30, 2010, reflect an annualized return on average assets (ROAA) of 0.11% and 0.68%, respectively. Also, these earnings reflect an annualized return on average equity (ROAE) of 1.13% and 7.14% for the three-month periods ending June 30, 2011 and 2010, respectively. Pursuant to the dividend policy change approved by the Board of Directors in May of 2011 resulting in a change in the timing of dividend payments, no dividends were paid during the second quarter of 2011, compared to $0.15 per share during the second quarter of 2010.

Net income was $869,000 for the six-month period ending June 30, 2011. This represents a 23.6% decrease from the $1,137,000 earned during the same period in 2010. On a per share basis, net income decreased to $0.46 per diluted share for the six-month period ended June 30, 2011, from $0.60 per diluted share for the six-month period ended June 30, 2010. The same factors that impacted second quarter earnings were also the primary drivers of earnings for the first half of 2011 when compared to the first half of 2010.

Net interest income, for the six-month period ended June 30, 2010 was $6,751,000, a decrease of $305,000, or 4.3%, as compared to $7,056,000 for the first six months of 2010. Net interest margins for the six months ended June 30, 2011 and 2010 were 3.18% and 3.36%, respectively.

Noninterest income, net of securities gains, was $2,877,000 for the six-month period ended June 30, 2011 and represented an increase of $427,000, or 17.4%, compared to $2,450,000 for the same period in 2010. Again, improvement was experienced in most components of noninterest income, with the primary increase being in fiduciary fees which were up $298,000, or 43.3%.

Noninterest expense of $7,151,000 for the six-months ended June 30, 2011 represented an increase of $30,000 from $7,121,000 for the same period in 2010. Again, increased costs associated with loan collections offset reductions in personnel expense.

The provision for loan losses was $1,334,000 for the six-months ended June 30, 2011. This was an increase of $597,000 compared to the provision of $737,000 for the same period in 2010. Net charge-offs were $334,000 for the first half of 2011, compared to $162,000 for the same period in 2010. Additions to the allowance for loan losses of $1,000,000 were made in the first half of 2011, compared to $575,000 for the first six months of 2010.

Net income for the first six months of 2011 produced an ROAE of 4.29% and an ROAA of 0.41% compared with 5.69% and 0.54%, respectively, for the same period in 2010. Dividends paid through the first half of 2011 were $0.15 per share, compared to $0.30 per share for the six-month period ended June 30, 2010, reflecting the previously mentioned change in the Corporation's dividend policy.

Total assets at June 30, 2011 were $415,207,000 as compared to $407,989,000 at December 31, 2010, or an increase of $7,218,000, or 1.8%. The loan portfolio was essentially unchanged during this period at $260,674,000 at June 30, 2011, from $260,257,000 at December 31, 2010, reflecting the minimal loan demand experienced during the period. The investment portfolio increased approximately $1,421,000, or 1.5%, during this same period.

Total deposits increased by $1,143,000 to $353,484,000 at June 30, 2011 from $352,341,000 at December 31, 2010. Noninterest-bearing deposits increased by $5,976,000, or 12.7%, which is a normal fluctuation with some larger commercial customers. Interest-bearing deposits decreased $4,833,000 during this same period.

Nonperforming assets, including nonaccrual loans, loans past-due over 90 days, restructured loans and other real estate owned, were $21,149,000 at June 30, 2011, and $20,057,000 at December 31, 2010. As a percentage of total assets, nonperforming assets increased from 4.9% at December 31, 2010 to 5.1% at June 30, 2011. With the additional provision previously mentioned, the allowance for loan losses as a percentage of total loans increased from 2.26% at December 31, 2010, to 2.64% at June 30, 2011.

First Century Bankshares, Inc. is a bank holding company that owns First Century Bank, N.A., headquartered in Bluefield, West Virginia, with 12 offices and 17 ATM locations throughout southern West Virginia and southwestern Virginia.

This press release may contain certain forward-looking statements (as defined in the Private Securities Litigation Act of 1995), including certain plans, expectations, goals and projections, which are inherently subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including but not limited to: changes in economic conditions which may affect our primary market area; rapid movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; success and timing of loan workout strategy; the nature and extent of governmental actions and reforms; continuing consolidation on the financial services industry; rapidly changing technology; and evolving financial industry standards. First Century undertakes no obligation to revise these statements following the date of this press release.

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